Exhibit 99.1

Olenox Industries Reports May 2026 Bitcoin Production, Its First Monthly Operating Update Following the Closing of the CS Digital Acquisition

First post-closing operating disclosure from the newly combined, energy-led digital infrastructure platform. Current production is generated at third-party hosting facilities on the ERCOT grid; converting Olenox’s low-cost natural gas into compute at the point of generation, targeting power costs below $0.02 per kWh, is the platform’s forward strategy.

CONROE, Texas, June 2, 2026 (Newswire.com) — Olenox Industries Inc. (NASDAQ:OLOX) (“Olenox” or the “Company”), a vertically integrated U.S. energy company, today reported Bitcoin production for the month of May 2026 from the operations of CS Digital Ventures, LLC (“CS Digital”), which the Company acquired on May 28, 2026. This is the Company’s first monthly operating update as a combined, energy-led digital infrastructure platform.

May 2026 Production Highlights*

●	Bitcoin mined: approximately 18.6 BTC credited to the Company’s mining pool accounts during May 1–31, 2026.

●	Average operational hashrate: approximately 1.30 EH/s realized across the Company’s mining pool accounts during the period.

●	Fleet utilization: realized hashrate represented approximately 81% of the fleet’s economic capacity during the period, reflecting planned summer curtailment, low-power-mode operation and normal equipment availability.

●	Installed fleet: 9,584 current-generation S21-class ASIC miners representing approximately 35 MW of installed capacity (approximately 2.19 EH/s nameplate) at a blended hardware efficiency of approximately 16 J/TH.

*	Production figures are preliminary, unaudited, and subject to final operational and financial review. Reported production reflects Bitcoin credited to the Company’s pool accounts, before settlement of hosting profit-share amounts described below, and is shown net of mining-pool fees.

The May production reported herein was generated at third-party hosting facilities drawing power from the ERCOT grid. The Company’s strategy of converting Olenox’s natural gas into compute at the point of generation, including the targeted sub-$0.02 per kWh power cost, describes the combined platform’s forward plan and is not reflected in the current period’s results.

The Company expects to provide monthly production updates in the early part of each month, consistent with industry practice among Bitcoin mining operators.

Profit-Share Arrangement

The majority of the Company’s mining fleet operates at third-party hosting facilities under profit-share arrangements, whereby the hosting provider is compensated through a share of mining-related value rather than solely through a fixed hosting fee. These arrangements are settled through two different mechanisms. Under most of them, the hosting provider’s share is settled directly at the mining-pool level, so that only the Company’s share is credited to its pool accounts. Under another arrangement, covering a portion of the fleet, the full output of the relevant machines is credited to the Company’s pool accounts and the hosting provider is instead compensated separately through a monthly invoice covering power, a management fee and a profit-share component.

The production and hashrate figures reported above reflect Bitcoin and hashrate credited to the Company’s pool accounts. For the portion of the fleet settled by monthly invoice, these figures are stated before deduction of the related hosting costs, which are recognized separately as an operating expense for the period and were not yet finalized as of the date of this release. Power costs are borne by the Company broadly in proportion to the economic output it retains. The Company intends to refine its production reporting methodology as invoicing for the period is finalized and expects to provide additional detail in future updates.

Seasonal Operations and Outlook

May production reflects deliberate, weather-driven curtailment at the Company’s Texas hosting site. During periods of high ambient heat, the Company curtails or reduces operations to protect the fleet — a standard practice for Texas-based mining operations during the summer season, and one that also aligns power use with grid and pricing conditions. As a result, realized hashrate during the period was below the fleet’s nameplate capacity.

For the summer, the Company has elected to operate the fleet in a low-power mode (LPM) to preserve hardware during the hottest months, reverting to normal operation once the high-heat season ends. Internal testing indicates that LPM maintains miner efficiency — reducing power consumption broadly in proportion to the reduction in hashrate — while meaningfully lowering the risk of heat-related hardware failures. The Company expects this approach to result in temporarily lower hashrate and Bitcoin production during the summer months, in exchange for improved fleet longevity, reduced downtime, and disciplined power consumption. Monthly production is expected to vary with seasonal temperatures, curtailment and network conditions.

Management Commentary

“May was our first month operating as part of Olenox, and the production we are reporting reflects exactly the thesis behind this combination: disciplined operations paired with low-cost, reliable power,” said Bernardo Schucman, Chief Executive Officer of CS Digital and head of the combined platform’s data center strategy. “Our focus now is converting Olenox’s natural gas position into compute at the point of generation, where we believe the cost structure is fundamentally different from anything available on the grid. This first report is a baseline. The opportunity ahead of us is to scale it.”

“Completing the CS Digital acquisition last week was the start, not the finish,” said Mike McLaren, Chairman and Chief Executive Officer of Olenox. “Reporting our first month of Bitcoin production this quickly demonstrates that the combined platform is operating and generating from day one. We intend to keep the market informed as we bring Olenox’s energy assets and CS Digital’s operating capability together.”

Recap of the Completed Transaction

On May 28, 2026, Olenox completed the acquisition of 100% of the membership interests of CS Digital for total upfront consideration of US$30 million, consisting of (i) US$14 million in newly issued Series D Preferred Stock (par value $1.00 per share; stated value $100.00 per share) and (ii) a US$16 million unsecured promissory note issued by Olenox to the equityholders of CS Digital (the “Seller Note”). As additional consideration, the equityholders received warrants to acquire an aggregate of 1,500,000 shares of Olenox common stock in three equal tranches of 500,000 shares, with exercise prices of $5.00, $7.00 and $9.00 per share. The equityholders are also entitled to up to an additional US$20 million in Series D Preferred Stock upon the achievement of two pre-agreed milestones tied to cumulative revenue and cumulative Adjusted EBITDA following the closing.

In accordance with applicable Nasdaq listing requirements, the Series D Preferred Stock and the Warrants are not convertible or exercisable into Olenox common stock prior to receipt of stockholder approval, which the Company intends to seek following the closing.

The combined platform is built around a single thesis: that the next phase of digital infrastructure will be won by operators that control low-cost, reliable and rapidly deployable power at the point of generation. By pairing Olenox’s upstream natural gas position and proprietary processing technology with CS Digital’s operating depth in institutional-scale, energy-intensive data centers, the Company intends to develop and operate off-grid, gas-powered facilities targeting all-in power costs of less than $0.02 per kWh. CS Digital contributes approximately 35 MW of installed power capacity, 2025 revenue of US$20.6 million and 2025 EBITDA of US$6.2 million.

About Olenox Industries Inc.

Olenox Industries Inc. (NASDAQ:OLOX) is a vertically integrated U.S. energy company operating across multiple business lines, including oil and gas, energy services and energy technologies, including the proprietary Olenox process. The Company is focused on acquiring, optimizing and scaling energy-related infrastructure and operating assets across key U.S. markets, with a strategic focus on bringing low-cost natural gas to high-value end uses, including digital infrastructure and next-generation compute.

About CS Digital Ventures, LLC

CS Digital Ventures, LLC is a digital infrastructure company focused on the development and operation of energy-intensive data centers, including high-density and AI-oriented compute deployments. CS Digital was co-founded by Bernardo Schucman, tech investor Shanti Cillo, Chief Technology Officer Roberto Santacroce and Chief Financial Officer Federico Sader. The company is led by a team with extensive experience in high-density compute fleet operations, energy-intensive data center deployment, power sourcing and institutional-scale execution.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. federal securities laws. Forward-looking statements include, without limitation, statements regarding monthly Bitcoin production and the expectation of providing future monthly updates; expected benefits of the completed transaction between Olenox Industries Inc. and CS Digital Ventures, LLC; the Series D Preferred Stock, the Seller Note, the Warrants and any additional Series D Preferred Stock issuable upon achievement of post-closing milestones; the receipt of stockholder approval permitting conversion of the Series D Preferred Stock and exercise of the Warrants into common stock; the development and scaling of off-grid, gas-powered digital infrastructure; targeted power costs; and the future business, operations and financial performance of the combined company. These statements are based on current expectations and assumptions and are subject to risks, uncertainties and other factors, many outside the Company’s control, that could cause actual results to differ materially, including, among others, volatility in Bitcoin price and network difficulty; the ability to integrate CS Digital’s operations; the ability to service the Seller Note; the ability to obtain stockholder approval under applicable Nasdaq listing rules; the ability to achieve the milestones underlying the post-closing earnout; volatility in commodity prices, including natural gas and electricity; the availability and terms of hosting arrangements; regulatory developments; and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Investor and Media Contacts

Olenox Industries Inc. | Investor Relations

investors@olenox.com

SOURCE: Olenox Industries Inc.

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